E-Rex (Final 9-26-01 No Antidilution) Second Amended and Restated Investment Agreement
                                   E-REX, INC.

                SECOND AMENDED AND RESTATED INVESTMENT AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

     THIS  INVESTMENT  AGREEMENT  DOES  NOT  CONSTITUTE  AN  OFFER TO SELL, OR A
     SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED
     DISCLOSURE  DOCUMENTS  AS  EXHIBIT  J.
                                ----------
     SEE  ADDITIONAL  LEGENDS  AT  SECTIONS  4.7.


          THIS SECOND AMENDED AND RESTATED INVESTMENT AGREEMENT (this "Agreement" or "Investment Agreement" or " Second Amended and Restated Investment Agreement") is made as of the 27th day of September, 2001, by and between E-Rex, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), and Swartz Private Equity, LLC ("Investor") and amends and restates the Amended and Restated Investment Agreement between the parties dated on or about March 8, 2001, which was originally dated on or about December 22, 2000.

                                    RECITALS:

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of Fifteen Million Dollars ($15,000,000) (the "Maximum Offering Amount"); and

     WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Act,
Section 4(2) of the Act, and/or upon such other exemption from the registration requirements of the Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

                                     TERMS:

     NOW, THEREFORE,  the  parties  hereto  agree  as  follows:

     1. Certain Definitions. As used in this Agreement (including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "20%  Approval"  shall  have  the  meaning  set  forth  in  Section  5.25.

     "9.9%  Limitation"  shall  have  the meaning set forth in Section 2.3.1(f).

     "Accredited  Investor"  shall  have  the  meaning set forth in Section 3.1.

     "Act"  shall  mean  the  Securities  Act  of  1933,  as  amended.

     "Advance Put Notice" shall have the meaning set forth in Section 2.3.1(a), the form of which is attached hereto as Exhibit E.
                                                ----------

     "Advance Put Notice Date" shall have the meaning set forth in Section 2.3.1(a).

     "Affiliate"  shall  have  the  meaning  as  set  forth  Section  6.4.

     "Aggregate Issued Shares" equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares and Warrant Shares.

     "Agreed Upon Procedures Report" shall have the meaning set forth in Section 2.5.3(b).

     "Agreement"  shall  mean  this  Investment  Agreement.

     "Automatic  Termination" shall have the meaning set forth in Section 2.3.2.

     "Bring  Down  Cold  Comfort  Letters"  shall  have the meaning set forth in
Section  2.3.7(b).

     "Business Day" shall mean any day during which the Principal Market is open for trading.

     "Calendar Month" shall mean the period of time beginning on the numeric day in question in a calendar month and for Calendar Months thereafter, beginning on the earlier of (i) the same numeric day of the next calendar month or (ii) the last day of the next calendar month. Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

     "Cap  Amount"  shall  have  the  meaning  set  forth  in  Section  2.3.11.

     "Capital Raising Limitations" shall have the meaning set forth in Section 6.5.1.

     "Capitalization Schedule" shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit K.
                              ----------

     "Change in Control" shall have the meaning set forth within the definition of Major Transaction, below.

     "Closing" shall mean one of (i) the Investment Commitment Closing and (ii) each closing of a purchase and sale of Common Stock pursuant to Section 2.

     "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security during Normal Trading on the O.T.C. Bulletin Board, or, if the O.T.C. Bulletin Board is not the principal securities exchange or trading market for such security, the last closing bid price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering. If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

     "Commitment Evaluation Period" shall have the meaning set forth in Section 2.6.

     "Commitment  Period"  shall have the meaning set forth in Section 2.3.2(d).

     "Commitment Warrants" shall have the meaning set forth in Section 2.4.1, the form of which is attached hereto as Exhibit U.
                                                ----------

     "Common  Shares"  shall  mean  the  shares  of Common Stock of the Company.

     "Common  Stock"  shall  mean  the  common  stock  of  the  Company.

     "Company" shall mean E-Rex, Inc., a corporation duly organized and existing under the laws of the State of Nevada.

     "Company Designated Maximum Put Dollar Amount" shall have the meaning set forth in Section 2.3.1(a).

     "Company Designated Minimum Put Share Price" shall have the meaning set forth in Section 2.3.1(a).

     "Company  Termination"  shall have the meaning set forth in Section 2.3.12.

     "Conditions to Investment Commitment Closing" shall have the meaning as set forth in Section 2.2.2.

     "Delisting Event" shall mean any time during the term of this Investment Agreement, that the Company's Common Stock is not listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

     "Disclosure  Documents"  shall  have  the  meaning  as set forth in Section
3.2.4.

     "Due  Diligence Review" shall have the meaning as set forth in Section 2.5.

     "Effective  Date"  shall  have  the  meaning  set  forth  in Section 2.3.1.

     "Equity  Securities"  shall  have  the  meaning set forth in Section 6.5.1.

     "Evaluation  Day"  shall  have  the  meaning set forth in Section 2.3.1(b).

     "Exchange  Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded  Day"  shall  have  the  meaning  set  forth in Section 2.3.1(b).

     "Extended Put Period" shall mean the period of time between the Advance Put Notice Date until the Pricing Period End Date.

     "Impermissible  Put  Cancellation"  shall  have  the  meaning  set forth in
Section  2.3.1(e).

     "Indemnified  Liabilities"  shall  have the meaning set forth in Section 9.

     "Indemnities"  shall  have  the  meaning  set  forth  in  Section  9.

     "Indemnitor"  shall  have  the  meaning  set  forth  in  Section  9.

     "Individual  Put  Limit"  shall have the meaning set forth in Section 2.3.1
(b).

     "Ineffective Period" shall have the meaning given to it in the Registration Rights Agreement.

     "Ineffective Registration Payment" shall have the meaning given to it in the Registration Rights Agreement.

     "Intended Put Share Amount" shall have the meaning set forth in Section 2.3.1(a).

     "Investment Commitment Closing" shall have the meaning set forth in Section 2.2.1.

     "Investment  Agreement"  shall  mean  this  Investment  Agreement.

     "Investment Commitment Opinion of Counsel" shall mean an opinion from Company's independent counsel, substantially in the form attached as Exhibit B,
                                                                      ---------
or such other form as agreed upon by the parties, as to the Investment Commitment Closing.

     "Investment Date" shall mean the date of the Investment Commitment Closing.

     "Investor"  shall  have  the  meaning  set  forth  in  the preamble hereto.

     "Key Employee" shall have the meaning set forth in Section 5.17, as set forth in Exhibit N.
           ----------

     "Late  Payment  Amount"  shall have the meaning set forth in Section 2.3.9.

     "Legend"  shall  have  the  meaning  set  forth  in  Section  4.7.

     "Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

          (i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either
(i)  no  longer  hold a majority of the shares of Common Stock of the Company or
(ii) no longer have the ability to elect the board of directors of the Company (a "Change of Control");

          (ii) the sale or transfer of a portion of the Company's assets not in the ordinary course of business;

          (iii) the purchase of assets by the Company not in the ordinary course of business; or

          (iv) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock.

     "Market Price" shall equal the lowest Closing Bid Price for the Common Stock on the Principal Market during the Pricing Period for the applicable Put.

     "Material  Facts"  shall  have  the  meaning set forth in Section 2.3.7(a).

     "Maximum Put Dollar Amount" shall mean the lesser of (i) the Company Designated Maximum Put Dollar Amount, if any, specified by the Company in a Put Notice, and (ii) $2 million.

     "Maximum Offering Amount" shall mean have the meaning set forth in the recitals hereto.

     "NASD"  shall  have  the  meaning  set  forth  in  Section  6.9.

     "Nasdaq  20%  Rule"  shall  have  the  meaning set forth in Section 2.3.11.

     "Non-Usage  Fee"  shall  have  the  meaning  set  forth  in  Section  2.6.

     "Normal Trading" shall mean trading that occurs between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude "after hours" trading.

     "Numeric  Day"  shall mean the numerical day of the month of the Investment
Date  or  the  last  day  of  the calendar month in question, whichever is less.

     "NYSE"  shall  have  the  meaning  set  forth  in  Section  6.9.

     "Offering" shall mean the Company's offering of Common Stock and Warrants issued under this Investment Agreement.

     "Officer's Certificate" shall mean a certificate, signed by an officer of the Company, to the effect that the representations and warranties of the Company in this Agreement required to be true for the applicable Closing are true and correct in all material respects and all of the conditions and limitations set forth in this Agreement for the applicable Closing are satisfied.

     "Opinion of Counsel" shall mean, as applicable, the Investment Commitment Opinion of Counsel, the Put Opinion of Counsel, and the Registration Opinion.

     "Payment  Due  Date"  shall  have  the  meaning set forth in Section 2.3.9.

     "Pricing Period" shall mean, unless otherwise shortened under the terms of this Agreement, the period beginning on the Business Day immediately following the Put Date and ending on and including the date which is 20 Business Days after such Put Date.

     "Pricing Period End Date" shall mean the last Business Day of any Pricing Period.

     "Principal Market" shall mean the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     "Proceeding"  shall  have  the  meaning  as  set  forth  Section  5.1.

     "Purchase"  shall  have  the  meaning  set  forth  in  Section  2.3.8.

     "Put"  shall  have  the  meaning  set  forth  in  Section  2.3.1(d).

     "Put  Closing"  shall  have  the  meaning  set  forth  in  Section  2.3.9.

     "Put  Closing  Date"  shall  have  the  meaning set forth in Section 2.3.9.

     "Put Date" shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the "Put Date" is such postponed date.

     "Put Dollar Amount" shall be determined by multiplying the Put Share Amount by the respective Put Share Prices with respect to such Put Shares, subject to the limitations herein.

     "Put  Interruption Date" shall have the meaning set forth in Section 2.3.4.

     "Put Interruption Event" shall have the meaning set forth in Section 2.3.4.

     "Put  Interruption  Notice"  shall  have  the  meaning set forth in Section
2.3.4.

     "Put Notice" shall have the meaning set forth in Section 2.3.1(d), the form of which is attached hereto as Exhibit G.
                                     ----------



     "Put Opinion of Counsel" shall mean an opinion from Company's independent counsel, in the form attached as Exhibit I, or such other form as agreed upon by
                                 ---------
the  parties,  as  to  any  Put  Closing.

     "Put  Share  Amount"  shall have the meaning as set forth Section 2.3.1(b).

     "Put  Share  Price"  shall  have the meaning set forth in Section 2.3.1(c).

     "Put Shares" shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

     "Registrable Securities" shall have the meaning as set forth in the Registration Rights Agreement.

     "Registration Opinion" shall have the meaning set forth in Section 2.3.7(a), the form of which is attached hereto as Exhibit R.
                                                           ----------

     "Registration Opinion Deadline" shall have the meaning set forth in Section 2.3.7(a).

     "Registration Rights Agreement" shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit A, or such other form as agreed upon by the
                            ----------
parties.

     "Registration Statement" shall have the meaning as set forth in the Registration Rights Agreement.

     "Regulation  D"  shall  have  the meaning set forth in the recitals hereto.

     "Reporting  Issuer"  shall  have  the  meaning  set  forth  in Section 6.2.

     "Restrictive  Legend"  shall  have  the  meaning  set forth in Section 4.7.

     "Required Put Documents" shall have the meaning set forth in Section 2.3.6.

     "Right of First Refusal" shall have the meaning set forth in Section 6.5.2.

     "Risk Factors" shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit J.
            ----------

     "Schedule of Exceptions" shall have the meaning set forth in Section 5, and is attached hereto as Exhibit C.

     "SEC"  shall  mean  the  Securities  and  Exchange  Commission.

     "Securities" shall mean this Investment Agreement, together with the Common Stock of the Company, the Warrants and the Warrant Shares issuable pursuant to this Investment Agreement.

     "Share Authorization Increase Approval" shall have the meaning set forth in
Section  5.25.

     "Stockholder  20%  Approval"  shall  have  the meaning set forth in Section
6.11.

     "Supplemental Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Term" shall mean the term of this Agreement, which shall be a period of time beginning on the date of this Agreement and ending on the Termination Date.

     "Termination Date" shall mean the earlier of (i) the date that is three (3) years after the Effective Date, or (ii) the date that is thirty (30) Business Days after the later of (a) the Put Closing Date on which the sum of the aggregate Put Share Price for all Put Shares equal the Maximum Offering Amount,
(b) the date that the Company has delivered a Termination Notice to the Investor, (c) the date of an Automatic Termination, and (d) the date that all of the Warrants have been exercised.

     "Termination  Fee"  shall  have  the  meaning  as set forth in Section 2.6.

     "Termination Notice" shall have the meaning as set forth in Section 2.3.12.

     "Third  Party  Report"  shall  have the meaning set forth in Section 3.2.4.

     "Trading Volume " shall mean the volume of shares of the Company's Common Stock that trade between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude any shares trading during "after hours" trading.

     "Transaction  Documents"  shall  have  the  meaning set forth in Section 9.

     "Transfer  Agent"  shall  have  the  meaning  set  forth  in  Section 6.10.

     "Transfer Agent Instructions" shall mean the Company's instructions to its transfer agent, substantially in the form attached as Exhibit T, or such other
                                                        ---------
form  as  agreed  upon  by  the  parties.

     "Trigger  Price"  shall  have  the  meaning  set forth in Section 2.3.1(b).

     "Unlegended Share Certificates" shall mean a certificate or certificates (or electronically delivered shares, as appropriate) (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend or stop transfer order, including but not limited to the Put Shares for the applicable Put and Warrant Shares.

     "Use of Proceeds Schedule" shall have the meaning as set forth in Section 3.2.4, attached hereto as Exhibit L.
                              ----------

     "Volume  Limitations" shall have the meaning set forth in Section 2.3.1(b).

     "Warrant Shares" shall mean the Common Stock issued or issuable upon exercise of the Warrants.

     "Warrants"  shall  mean  the  Commitment  Warrants.

     2.   Purchase  and  Sale  of  Common  Stock.

          2.1  Offer  to  Subscribe.
               --------------------

          Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections 2.2 and 2.3 below, Investor hereby agrees to purchase such amounts of Common Stock as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section 2.3 below.

          2.2  Investment  Commitment.
               ----------------------

               2.2.1 Investment Commitment Closing. The closing of this Agreement (the "Investment Commitment Closing") shall be deemed to occur when this Agreement, the Registration Rights Agreement and the Commitment Warrant have been duly executed by both Investor and the Company, the Transfer Agent Instructions have been duly executed by both the Company and the Transfer Agent, and the other Conditions to Investment Commitment Closing set forth in Section
2.2.2  below  have  been  met.

               2.2.2 Conditions to Investment Commitment Closing. As a prerequisite to the Investment Commitment Closing, all of the following (the "Conditions to Investment Commitment Closing") shall have been satisfied prior to or concurrently with the Company's execution and delivery of this Agreement:

          (a)  the  following  documents  shall  have  been  delivered  to  the
               Investor: (i) the Registration Rights Agreement (executed by the Company and Investor), (ii) the Commitment Warrant, (iii) the Investment Commitment Opinion of Counsel (signed by the Company's counsel) and (iv) the Transfer Agent Instructions (executed by the Company and the Transfer Agent), and (vi) a Secretary's Certificate as to (A) the resolutions of the Company's board of directors authorizing this transaction, (B) the Company's Certificate of Incorporation, and (C) the Company's Bylaws;

          (b) this Investment Agreement, accepted by the Company, shall have been received by the Investor;

          (c) the Company's Common Stock shall be listed for trading and actually trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock
               Exchange  or  the  New  York  Stock  Exchange;

          (d) other than continuing losses described in the Risk Factors set forth in the Disclosure Documents (provided for in Section 3.2.4), up through the Investment Commitment Closing there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities; and

          (e) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Conditions to Investment Commitment Closing set forth in this
               Section 2.2.2 shall have been satisfied on the date of such Investment Commitment Closing; and the Company shall deliver an Officer's Certificate, signed by an officer of the Company, to such effect to the Investor.

          2.3  Puts  of  Common  Shares  to  the  Investor.
               --------------------------------------------

               2.3.1 Procedure to Exercise a Put. Subject to the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure, provided that each subsequent Put Date after the first Put Date shall be no sooner than five (5) Business Days following the preceding Pricing Period End Date:

                    (a)  Delivery  of  Advance Put Notice.     At least ten (10)
                         --------------------------------
Business Days but not more than twenty (20) Business Days prior to any intended Put Date, the Company shall deliver advance written notice (the "Advance Put Notice," the form of which is attached hereto as Exhibit E, the date of such
                                                     ---------
Advance Put Notice being the "Advance Put Notice Date") to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor for the Put (the "Intended Put Share Amount").

     The  Company  may,  at its option, also designate in any Advance Put Notice
(i) a maximum dollar amount of Common Stock, not to exceed $2,000,000, which it shall sell to Investor during the Put (the "Company Designated Maximum Put Dollar Amount") and/or (ii) a minimum purchase price per Put Share at which the Investor may purchase shares of Common Stock pursuant to such Put Notice (a "Company Designated Minimum Put Share Price"). The Company Designated Minimum Put Share Price, if applicable, shall be no greater than the lesser of (i) 80% of the Closing Bid Price of the Company's common stock on the Business Day immediately preceding the Advance Put Notice Date, or (ii) the Closing Bid Price of the Company's common stock on the Business Day immediately preceding the Advance Put Notice Date minus $0.125. The Company may decrease (but not increase) the Company Designated Minimum Put Share Price for a Put at any time by giving the Investor written notice of such decrease not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the Business Day that such decrease is to take effect. A decrease in the Company Designated Minimum Put Share Price shall have no retroactive effect on the determination of Trigger Prices and Excluded Days for days preceding the Business Day that such decrease takes effect, provided that the Put Share Price for all shares in a Put shall be calculated using the lowest Company Designated Minimum Put Share Price, as decreased.

     Notwithstanding the above, if, at the time of delivery of an Advance Put Notice, more than two (2) Calendar Months have passed since the date of the previous Put Closing, such Advance Put Notice shall provide at least twenty (20) Business Days notice of the intended Put Date, unless waived in writing by the Investor. In order to effect delivery of the Advance Put Notice, the Company shall (i) send the Advance Put Notice by facsimile on such date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on such date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.).
                    (b)  Put  Share Amount. The "Put Share Amount" is the number
                         ------------------
of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (i) the Intended Put Share Amount, and
(ii) the Individual Put Limit. The "Individual Put Limit" shall equal the lesser of (A) 1,500,000 shares, (B) 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for all Evaluation Days (as defined below) in the Pricing Period, (C) the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, and (D) the 9.9% Limitation, but in no event shall the Individual Put Limit exceed 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for the twenty (20) Business Days immediately preceding the Advance Put Notice Date (this limitation, together with the limitation in (B) immediately above are collectively referred to herein as the "Volume Limitations"). Company agrees not to trade Common Stock or arrange for Common Stock to be traded for the purpose of artificially increasing the Volume Limitations.

     For  purposes  of  this  Agreement:

          "Trigger Price" for any Pricing Period shall mean the greater of (i) the Company Designated Minimum Put Share Price, plus $0.075, or (ii) the Company Designated Minimum Put Share Price divided by .91.

          An "Excluded Day" shall mean each Business Day during a Pricing Period where the lowest intra-day trading price of the Common Stock is less than the Trigger Price and each Business Day defined in Section 2.3.4 as an "Excluded Day".

          An  "Evaluation  Day"  shall  mean  each Business Day during a Pricing
Period  that  is  not  an  Excluded  Day.

                    (c)  Put Share Price.  The purchase price for the Put Shares
                         ----------------
(the "Put Share Price") shall equal the lesser of (i) the Market Price for such Put, minus $0.075, or (ii) 91% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.

                    (d)  Delivery  of  Put Notice.  After delivery of an Advance
                         ------------------------
Put Notice, on the Put Date specified in the Advance Put Notice the Company shall deliver written notice (the "Put Notice," the form of which is attached hereto as Exhibit G) to Investor stating (i) the Put Date, (ii) the Intended Put
          ---------
Share  Amount  as  specified  in the Advance Put Notice (such exercise a "Put"),
(iii) the Company Designated Maximum Put Dollar Amount (if applicable), and (iv) the Company Designated Minimum Put Share Price (if applicable). In order to effect delivery of the Put Notice, the Company shall (i) send the Put Notice by facsimile on the Put Date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on the Put Date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.).

                    (e) Delivery of Required Put Documents. On or before the Put
                        ----------------------------------
Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section 2.3.6 below) to the Investor (or to an agent of Investor, if Investor so directs). Unless otherwise specified by the Investor, the delivery of the Put Shares of Common Stock shall be in the form of physical certificates. f the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date, the Put shall be automatically cancelled (an "Impermissible Put Cancellation") and the Company shall pay the Investor $5,000 for its reasonable due diligence expenses incurred in preparation for the cancelled Put and the Company may deliver an Advance Put Notice for the subsequent Put no sooner than ten (10) Business Days after the date that such Put was cancelled. Also, in the event of a Put Interruption Notice that occurs prior to the Put Date, the Company shall pay the Investor $5,000 for its reasonable due diligence expenses incurred in preparation for the interrupted Put.

                    (f) Limitation on Investor's Obligation to Purchase Shares.
                        ------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and an Intended Put Share Amount may not include, an amount of Put Shares, which when added to the number of Put Shares acquired by the Investor pursuant to this Agreement during the 61 days preceding the Put Date with respect to which this determination of the permitted Intended Put Share Amount is being made, would exceed 9.9% of the number of shares of Common Stock outstanding (on a fully diluted basis, to the extent that inclusion of unissued shares is mandated by Section 13(d) of the Exchange Act) on the Put Date for such Pricing Period, as determined in accordance with Section 13(d) of the Exchange Act (the "Section 13(d) Outstanding Share Amount"). Each Put Notice shall include a representation of the Company as to the Section 13(d) Outstanding Share Amount on the related Put Date. In the event that the Section 13(d) Outstanding Share Amount is different on any date during a Pricing Period than on the Put Date associated with such Pricing Period, then the number of shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Shares made pursuant to this Agreement in the 61 calendar days preceding such date, would have acquired more than 9.9% of the Section 13(d)
                                                       ----
Outstanding Share Amount. The limitation set forth in this Section 2.3.1(f) is referred to as the "9.9% Limitation."
                        ----

               2.3.2 Termination of Right to Put. The Company's right to initiate subsequent Puts to the Investor shall terminate permanently (each, an "Automatic Termination") upon the occurrence of any of the following:

                    (a) if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

                    (b) on any date after a cumulative time period or series of time periods, consisting only of Ineffective Periods and Delisting Events, that lasts for an aggregate of four (4) months;

                    (c) if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

                    (d) after the sooner of (i) the date that is three (3) years after the Effective Date, or (ii) the Put Closing Date on which the aggregate of the Put Dollar Amounts for all Puts equal the Maximum Offering Amount (the "Commitment Period");

                    (e)  the  Company  has breached any covenant in Section 2.6,
Section  6,  or  Section  9  hereof;  or

                    (f) if no Registration Statement has been declared effective by the date that is one (1) year after the date of this Agreement, the Automatic Termination shall occur on the date that is one (1) year after the date of this Agreement.

               2.3.3 Maximum Offering Amount. The Investor shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount.

               2.3.4 Put Interruption. Once the Company delivers an Advance Put Notice to the Investor, the Company may not cancel the Put. In the event of a Put Interruption Event (as defined below)), in each case during any Pricing Period, then (A) the Company shall notify the Investor in writing (a "Put Interruption Notice") as soon as possible by facsimile and overnight courier, but no later than the end of the Business Day in which the Company becomes aware of such facts, (B) the Pricing Period shall be extended or shortened, as applicable, such that the Pricing Period End Date is the tenth (10th) Business Day after the date of such Put Interruption Notice from the Company, (the "Put Interruption Date"), (C) each Business Day from and including the Put
Interruption Date through and including the Pricing Period End Date for the applicable Put (as extended or shortened, if applicable), shall be considered to be an "Excluded Day," as that term is used in this Agreement, and (D) the Company Designated Minimum Put Share Price, if any, shall not apply to the affected Put. In the event that a Put Interruption Event occurs after an Advance Put Notice Date, but before the applicable Put Date, that Put shall be deemed to be terminated, and the Company may deliver an Advance Put Notice for a new Put anytime beginning on the following Business Day, if otherwise allowed under this Agreement. A "Put Interruption Event" shall mean any of the following: (i) an Automatic Termination, (ii) the failure of one of the items specified in Section 2.3.5 below to be true and correct on any day during an Extended Pricing Period, or (iii) the occurrence of one of the following events:

                    (a) the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock;

                    (b) the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock;

                    (c) the Company has made a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

                    (d)  a  Major  Transaction  has  occurred;  or


                    (e) the Company discovers the existence of Material Facts or any Ineffective Period or Delisting Event occurs.

               2.3.5 Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice. The right of the Company to deliver an Advance Put Notice or a Put Notice is subject to the satisfaction, on the date of delivery of such Advance Put Notice or Put Notice, of each of the following conditions:

          (a) the Company's Common Stock shall be listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market or the New York Stock Exchange and the Put Shares shall be so listed, and to the Company's knowledge there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such market or exchange;

          (b) the Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Registration Statement shall have been declared effective by the SEC for the resale of all Registrable Securities and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Warrants;

          (c) the representations and warranties of the Company in Sections 5.1, 5.3, 5.4, 5.5, 5.6, 5.10, 5.13, 5.14, 5.15, 5.16, 5.18,
               5.19, 5.21, and 5.25 hereof are true and correct in all material respects as if made on such date, the Company has satisfied its obligations under Section 2.6 hereof and the conditions to Investor's obligations set forth in this Section 2.3.5 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

          (d) the Company shall have reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Put and to effect exercise of the Warrants;

          (e) the Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company's knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement;

          (f) if the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 6.11, if the Company's Common Stock is listed on the NASDAQ Small Cap Market or the NASDAQ National Market System (the "NMS"), and such approval is required by the rules of the NASDAQ;

          (g) the Company shall have no knowledge of any event that, in the Company's opinion, is more likely than not to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the thirty Business Days following the date on which such Advance Put Notice and Put Notice is deemed delivered);

          (h) there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement;


          (i) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress, pending or threatened by any person (other than the Investor or any affiliate of the Investor), that seek to enjoin or prohibit the transactions contemplated by this Agreement. For purposes of this paragraph (i), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date;

          (j) the Put Shares delivered to the Investor are DTC eligible and can be immediately converted into electronic form; and

          (k) there has been no assertion by the SEC that there has been a violation of Section 5 of the Securities Act caused by the integration of the private sale of common stock to the Investor and the public offering pursuant to the Registration Statement, and there have been no claims made by third parties against the Investor based on a such an alleged Section 5 violation.

               2.3.6 Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put. The Closing of any Put and Investor's obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the "Required Put Documents") on or before the applicable Put Date:

                    (a) a number of Unlegended Share Certificates equal to the Intended Put Share Amount, in denominations of not more than 50,000 shares per certificate;

                    (b) the following documents: Put Opinion of Counsel, Officer's Certificate, Put Notice, Registration Opinion, and any report or disclosure required under Section 2.3.7 or Section 2.5;

                    (c) all documents, instruments and other writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.


               2.3.7  Accountant's  Letter  and  Registration  Opinion.

                    (a) The Company shall have caused to be delivered to the Investor, (i) whenever required by Section 2.3.7(b) or by Section 2.5.3, and
(ii) on the date that is three (3) Business Days prior to each Put Date (the "Registration Opinion Deadline"), an opinion of the Company's independent counsel, in substantially the form of Exhibit R (the "Registration Opinion"),
                                         ---------
addressed to the Investor stating, inter alia, that no facts ("Material Facts") have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any Supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter. If at any time after a Put Notice shall have been delivered to Investor but before the related Pricing Period End Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Interruption Notice to the Investor pursuant to Section 2.3.4 by facsimile and overnight courier by the end of that Business Day.

                    (b) (i) the Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the "Bring Down Cold Comfort Letters") as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor, on the date that is three
(3)  Business  Days  prior  to  each  Put  Date.

                         (ii)  in  the  event  that  the  Investor  shall  have
requested  delivery  of  an  Agreed  Upon  Procedures Report pursuant to Section
2.5.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor. In the event that the report required by this
Section 2.3.7(b) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice until such report is delivered.

               2.3.8 Investor's Obligation and Right to Purchase Shares. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a "Purchase") from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

               2.3.9 Mechanics of Put Closing. Each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing. Subject to such delivery and the satisfaction of the conditions set forth in this Section 2, the closing of the purchase by the Investor of Shares shall occur by 5:00 PM, New York City Time, on the date which is five (5) Business Days following the applicable Pricing Period End Date (the "Payment Due Date") at the offices of Investor. On each or before each Payment Due Date, the Investor shall deliver to the Company, in the manner specified in Section 8 below, the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid. The closing (each a "Put Closing") for each Put shall occur on the date that both (i) the Company has delivered to the Investor all Required Put Documents, and (ii) the Investor has delivered to the Company such Put Dollar Amount and any Late Payment Amount, if applicable (each a "Put Closing Date").

     If the Investor does not deliver to the Company the Put Dollar Amount for such Put Closing on or before the Payment Due Date, then the Investor shall pay to the Company, in addition to the Put Dollar Amount, an amount (the "Late
Payment Amount") at a rate of X% per month, accruing daily, multiplied by such Put Dollar Amount, where "X" equals one percent (1%) for the first month following the date in question, and increases by an additional one percent (1%) for each month that passes after the date in question, up to a maximum of five percent (5%) per month; provided, however, that in no event shall the amount of interest that shall become due and payable hereunder exceed the maximum amount permissible under applicable law.

               2.3.10 Limitation on Short Sales. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares specified in the Put Notice.

               2.3.11 Cap Amount. If the Company becomes listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then, unless the Company has obtained Stockholder 20% Approval as set forth in Section 6.11 or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the "Cap Amount") that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable Nasdaq Rules or any successor rule) (the "Nasdaq 20% Rule").

               2.3.12  Investment  Agreement  Termination.   The  Company  may
terminate (a "Company Termination") its right to initiate future Puts by providing written notice ("Termination Notice") to the Investor, by facsimile and overnight courier, at any time other than during an Extended Put Period, provided that such termination shall have no effect on the parties' other rights and obligations under this Agreement, the Registration Rights Agreement, the Warrants and the Transfer Agent Instructions. Notwithstanding the above, any Put Interruption Notice occurring during an Extended Put Period is governed by
Section  2.3.4.

               2.3.13 Return of Excess Common Shares. In the event that the number of Shares purchased by the Investor pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor's possession that are not being purchased by the Investor.

          2.4  Warrants.
               ---------

               2.4.1 Commitment Warrants. In partial consideration hereof, following the execution of the Letter of Agreement dated on or about September 22, 2000 between the Company and the Investor, the Company issued and delivered to Investor warrants (the "Commitment Warrants") in the form attached hereto as Exhibit U, or such other form as agreed upon by the parties, to purchase
----------
2,700,000  shares of Common Stock.  Each Commitment Warrant shall be immediately
-------
exercisable in accordance with its terms, and shall have a term beginning on the date of issuance and ending on date that is seven (7) years thereafter. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement. The Investment Commitment Opinion of Counsel shall cover the issuance of the Commitment Warrant and the issuance of the common stock upon exercise of the Commitment Warrant.

     Notwithstanding any Termination or Automatic Termination of this Agreement, regardless of whether or not the Registration Statement is or is not filed, and regardless of whether or not the Registration Statement is approved or denied by the SEC, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment hereunder.

               2.4.2  [Intentionally  Left  Blank].

          2.5     Due  Diligence  Review.  The  Company shall make available for
                  ----------------------
inspection and review by the Investor (the "Due Diligence Review"), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

               2.5.1 Treatment of Nonpublic Information. The Company shall not disclose nonpublic information to the Investor or to its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor and its advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

        Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 2.5 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information.

               2.5.2 Disclosure of Misstatements and Omissions. The Investor's advisors or representatives shall make complete disclosure to the Investor's counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus.

               2.5.3 Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted. In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and the Company, after a request from the Investor, has failed to promptly provide reasonable information indicating that that the Registration Statement is in fact complete, accurate and current, then

                         (a)  the  Company  shall  promptly file with the SEC an
amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or

                         (b)  if  the Company disputes the existence of any such
material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company shall promptly cause its independent auditors to provide to the Company a letter ("Agreed Upon Procedures Report") outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall promptly provide the Investor with a copy of such letter.

          2.6  Commitment  Payments.
               --------------------

     On the last Business Day of each six (6) Calendar Month period following the Effective Date (each such period a "Commitment Evaluation Period"), if the Company has not Put at least $1,000,000 in aggregate Put Dollar Amount during that Commitment Evaluation Period, the Company, in consideration of Investor's commitment costs, including, but not limited to, due diligence expenses, shall pay to the Investor an amount (the "Non-Usage Fee") equal to the difference of
(i) $100,000, minus (ii) 10% of the aggregate Put Dollar Amount of the Put Shares purchased by the Investor during that Commitment Evaluation Period. In the event that the Company delivers a Termination Notice to the Investor or an Automatic Termination occurs, the Company shall pay to the Investor (the "Termination Fee") the greater of (i) the Non-Usage Fee for the applicable Commitment Evaluation Period, or (ii) the difference of (x) $200,000, minus (y) 10% of the aggregate Put Dollar Amount of the Put Shares purchased by the Investor during all Puts to date, and the Company shall not be required to pay the Non-Usage Fee thereafter.

     Each Non-Usage Fee or Termination Fee is payable, in cash, within five (5) business days of the date it accrued. The Company shall not be required to deliver any payments to Investor under this subsection until Investor has paid all Put Dollar Amounts that are then due.

     3. Representations, Warranties and Covenants of Investor. Investor hereby represents and warrants to and agrees with the Company as follows:

          3.1  Accredited  Investor.  Investor  is  an  accredited  investor
               --------------------
("Accredited Investor"), as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 10 of this Agreement.

          3.2  Investment  Experience;  Access  to  Information;  Independent
               --------------------------------------------------------------
Investigation.
       -------

               3.2.1 Access to Information. Investor or Investor's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor's professional advisor deems necessary to verify the accuracy and completeness of the information received.

               3.2.2 Reliance on Own Advisors. Investor has relied completely on the advice of, or has consulted with, Investor's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section
3.2.4 below and on the Opinion of Counsel). The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in this Agreement.

               3.2.3 Capability to Evaluate. Investor has such knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

               3.2.4 Disclosure Documents. Investor, in making Investor's investment decision to subscribe for the Investment Agreement hereunder, represents that (a) Investor has received and had an opportunity to review (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999,
(ii) the Company's quarterly report on Form 10-QSB for the quarters ended March 31, 2000, and June 30, 2000, (iii) the Risk Factors, attached as Exhibit J, (the
                                                                 ---------
"Risk  Factors")  (iv)  the Capitalization Schedule, attached as Exhibit K, (the
                                                                 ---------
"Capitalization Schedule") and (v) the Use of Proceeds Schedule, attached as Exhibit L, (the "Use of Proceeds Schedule"); (b) Investor has read, reviewed,
   -------
and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Investor and Investor's representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Exchange Act and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and
(d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein. The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement. Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Investor has not relied upon any Third Party Reports in making the decision to invest.

               3.2.5 Investment Experience; Fend for Self. Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company. Investor acknowledges that Investor is able to fend for Investor's self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor's investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in Section 3.1 above. Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor's purposes.

          3.3  Exempt  Offering  Under  Regulation  D.
               ---------------------------------------

               3.3.1 No General Solicitation. The Investment Agreement was not offered to Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               3.3.2 Restricted Securities. Investor understands that the Investment Agreement is, the Common Stock issued at each Put Closing will be, and the Warrant Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Investor represents that Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               3.3.3 Disposition. Without in any way limiting the representations set forth above, Investor agrees that until the Securities are sold pursuant to an effective Registration Statement or an exemption from registration, they will remain in the name of Investor and will not be transferred to or assigned to any broker, dealer or depositary. Investor further agrees not to sell, transfer, assign, or pledge the Securities (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or to otherwise dispose of all or any portion of the Securities unless and until:

                    (a) There is then in effect a registration statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable prospectus delivery requirements; or

                    (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and
(ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws. It is agreed that the Company will not require the Investor to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Investor and Investor's broker, if necessary, provide the Company with the necessary representations and documents for counsel to the Company to issue an opinion with respect to such transaction.

          The Investor is entering into this Agreement for its own account and the Investor has no present arrangement or intention to sell the security represented by this Agreement to or through any person or entity, has no present arrangement (whether or not legally binding) to sell the Common Stock to or through any person or entity and has no present intention to sell such Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

          3.4  Due  Authorization.
               ------------------

               3.4.1 Authority. The person executing this Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement. Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

               3.4.2 Due Authorization. Investor is duly and validly organized, validly existing and in good standing as a limited liability company under the laws of Georgia with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

               3.4.3 Partnerships. If Investor is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners of Investor (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

               3.4.4 Representatives. If Investor is purchasing in a representative or fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Investor is so purchasing.

     4.   Acknowledgments     Investor  is  aware  that:

          4.1  Risks  of  Investment.  Investor recognizes that an investment in
               ---------------------
the Company involves substantial risks, including the potential loss of Investor's entire investment herein. Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

          4.2  No  Government  Approval.  No  federal or state agency has passed
               ------------------------
upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

          4.3  No  Registration,  Restrictions  on  Transfer.  As of the date of
               ---------------------------------------------
this Agreement, the Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Investor to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

          4.4  Restrictions  on  Transfer.  Investor  may  not  attempt to sell,
               --------------------------
transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

          4.5  No  Assurances  of  Registration.  There can be no assurance that
               --------------------------------
any registration statement will become effective at the scheduled time, or ever, or remain effective when required, and Investor acknowledges that it may be required to bear the economic risk of Investor's investment for an indefinite period of time;

          4.6  Exempt Transaction.  Investor understands that the Securities are
               ------------------
being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Investor to acquire such Securities.

          4.7  Legends.  The  certificates representing the Put Shares shall not
               -------
bear a legend restricting the sale or transfer thereof ("Restrictive Legend"). The certificates representing the Warrant Shares shall not bear a Restrictive Legend unless they are issued at a time when the Registration Statement is not effective for resale. It is understood that the certificates evidencing any Warrant Shares issued at a time when the Registration Statement is not effective for resale, subject to legend removal under the terms of Section 6.8 below, shall bear the following legend (the "Legend"):

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

     5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as specified hereunder) and agrees with Investor that, except as set forth in the "Schedule of Exceptions" attached hereto as Exhibit C:
                                                  ----------

          5.1  Organization, Good Standing, and Qualification.  The Company is a
               ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would, in the Company's opinion, have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a "Proceeding") by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents. None of the disclosed Proceedings, if any, will, in the Company's opinion, have a material adverse effect upon the Company. The Company has the following subsidiaries:

          5.2  Corporate Condition.  The Company's condition is, in all material
               -------------------
respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Except for continuing losses, there have been no material adverse changes to the Company's business, financial condition, or prospects from the dates of such Disclosure Documents through the date of the Investment Commitment Closing. The financial statements as contained in the 10-KSB and 10-QSB have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act, or Generally Accepted Accounting Principles, as applicable), subject, in the case of unaudited interim financial statements, to customary year end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes that are due, except for taxes that it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to the Company which, under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

          5.3  Authorization.  All  corporate  action on the part of the Company
               -------------
by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Warrants and the Warrant Shares have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

          5.4  Valid  Issuance  of  Common  Stock.  The  Common  Stock  and  the
               -----------------------------------
Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Warrant Shares, when issued in accordance with the terms of the Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Investor, will be issued in compliance with all applicable U.S. federal and state securities laws. The Put Shares, the Warrants and the Warrant Shares will be issued free of any preemptive rights.

          5.5  Compliance  with  Other  Instruments.  The  Company  is  not  in
               ------------------------------------
violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would, in the Company's opinion, have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would, in the Company's opinion, have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, or (b) violate the Company's Certificate of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would, in the Company's opinion, have a material adverse effect on the Company's business or prospects.

          5.6  Reporting  Company.  The  Company  is  subject  to  the reporting
               ------------------
requirements  of  the  Exchange  Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations. The Company undertakes to furnish Investor with copies of such reports as may be reasonably requested by Investor prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Investor holds the Securities. The Common Stock is duly listed or approved for quotation on the O.T.C. Bulletin Board. The Company is not in violation of the listing requirements of the O.T.C. Bulletin Board and does not reasonably anticipate that the Common Stock will be delisted by the O.T.C. Bulletin Board for the foreseeable future. The Company has filed all reports required under the Exchange Act. The Company has not furnished to the Investor any material nonpublic information concerning the Company.

          5.7  Capitalization.  The capitalization of the Company as of the date
               --------------
hereof subject to exercise of any outstanding warrants and/or exercise of any outstanding stock options, and after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, is as set forth in the Capitalization Schedule as set forth in Exhibit K. There are no securities or instruments containing
                   ---------
anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

          5.8  Intellectual  Property.  The  Company has valid, unrestricted and
               ----------------------
exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Exhibit M lists
                                                                 ---------
all patents, trademarks, trademark registrations, trade names and copyrights of the Company. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth in Exhibit M. The Company has been granted licenses,
                              ---------
know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth in Exhibit M. To the best of the Company's
                                       ----------
knowledge after due inquiry, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that preclude the Company from engaging in its business as presently conducted.

          5.9  Use  of  Proceeds.  As of the date hereof, the Company expects to
               -----------------
use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit L hereto. These purposes and amounts are estimates and are
         ------------
subject  to  change  without  notice  to  any  Investor.

          5.10  No Rights of Participation.  No person or entity, including, but
                --------------------------
not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

          5.11  [Intentionally  Left  Blank].
                -----------------------------

          5.12     No  Advance  Regulatory  Approval.  The  Company acknowledges
                   ---------------------------------
that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby have not been approved by the SEC, or any other regulatory body and there is no guarantee that this Investment
Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby will ever be approved by the SEC or any other regulatory body. The Company is relying on its own analysis and is not relying on any representation by Investor that either this Investment Agreement, the transaction contemplated hereby or the Registration Statement contemplated hereby has been or will be approved by the SEC or other appropriate regulatory body.

          5.13  Underwriter's  Fees and Rights of First Refusal.  The Company is
                -----------------------------------------------
not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative in connection with this Offering.

          5.14  Availability  of Suitable Form for Registration.  The Company is
                -----------------------------------------------
currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

          5.15  No  Integrated  Offering.  Neither  the  Company, nor any of its
                ------------------------
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company's securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under Regulation D of the Act or would require the issuance of any other securities to be integrated with this Offering under the Rules of the SEC. The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock or the Warrants.

          5.16  Foreign  Corrupt Practices.  Neither the Company, nor any of its
                --------------------------
subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          5.17  Key  Employees.  As  of  the  date  of this Agreement, each "Key
                --------------
Employee"  (as  defined  in  Exhibit  N) is currently serving the Company in the
                             ----------
capacity  disclosed  in Exhibit N. No Key Employee, to the best knowledge of the
                        ---------
Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries.

          5.18  Representations  Correct.  The  foregoing  representations,
                ------------------------
warranties and agreements are true, correct and complete in all material respects, and shall survive any Put Closing and the issuance of the shares of Common Stock thereby.

          5.19  Tax Status.  The Company has made or filed all federal and state
                ----------
income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          5.20     Transactions  With  Affiliates.  Except  as  set forth in the
                   ------------------------------
Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          5.21     Application  of  Takeover  Protections.  The  Company has not
                   --------------------------------------
adopted and will not adopt any "poison pill" provision that will be applicable to Investor as a result of transactions contemplated by this Agreement.

          5.22     Other  Agreements.  The  Company  has  not,  directly  or
                   -----------------
indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

          5.23     Major  Transactions.  As of the date of this Agreement, there
                   --------------------
are no other Major Transactions currently pending or contemplated by the Company.

          5.24     Financings.  As  of  the date of this Agreement, there are no
                   -----------
other  financings  currently  pending  or  contemplated  by  the  Company.

          5.25     Shareholder  Authorization.  The  Company  shall, at its next
                   --------------------------
annual shareholder meeting following its listing, if ever, on either the Nasdaq Small Cap Market or the Nasdaq National Market, or at a special meeting to be held as soon as practicable thereafter, use its best efforts to obtain approval of its shareholders to (i) authorize the issuance of the full number of shares of Common Stock which would be issuable under this Agreement and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "20% Approval") and (ii) increase the number of authorized shares of Common Stock of the Company (the "Share Authorization Increase Approval") such that at least 30,000,000 shares can be reserved for this Offering. In connection with such shareholder vote, the Company shall use its best efforts to cause all officers and directors of the Company to promptly enter into irrevocable agreements to vote all of their shares in favor of eliminating such prohibitions. As soon as practicable after the 20% Approval and the Share Authorization Increase Approval, the Company agrees to use its best efforts to reserve 30,000,000 shares of Common Stock for issuance under this Agreement.

          5.26  Acknowledgment  of  Limitations  on  Put  Amounts.   The Company
                -------------------------------------------------
understands and acknowledges that the amounts available under this Investment Agreement are limited, among other things, based upon the liquidity of the Company's Common Stock traded on its Principal Market.

          5.27  Dilution.  The  number of  shares  of  Common  Stock issuable as
                --------
Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company's executive officers and directors fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, whenever the Company elects to initiate a Put, its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     6.   Covenants  of  the  Company.

          6.1  Independent  Auditors.  The  Company  shall,  until  at least the
               ---------------------
Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

          6.2  Corporate  Existence  and Taxes; Change in Corporate Entity.  The
               -----------------------------------------------------------
Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, once it becomes a "Reporting Issuer" (defined as a Company which files periodic reports under the Exchange Act), remain a Reporting Issuer and shall pay all its taxes when due except for taxes which the Company disputes. Notwithstanding the terms of Section 7.2 below, the Company may, at any time after the date hereof, enter into any merger, consolidation or corporate reorganization of the Company with or into, or transfer all or substantially all of the assets of the Company to, another entity only if the resulting successor or acquiring entity in such transaction, if not the Company (the "Surviving Entity"), (i) has Common Stock listed for trading on Nasdaq or on another national stock exchange and is a Reporting Issuer, (ii) assumes by written instrument the Company's obligations with respect to this Investment Agreement, the Registration Rights Agreement, the Transfer Agent Instructions, the Warrants and the other agreements referred to herein, including but not limited to the obligations to deliver to the Investor shares of Common Stock and/or securities that Investor is entitled to receive pursuant to this Investment Agreement and upon exercise of the Warrants and agrees by written instrument to reissue, in the name of the Surviving Entity, any Commitment Warrants (each in the same terms, including but not limited to the same reset provisions, as the Commitment Warrants, issued or required to be issued by the Company) that are outstanding immediately prior to such transaction, making appropriate proportional adjustments to the number of shares represented by such Warrants and the exercise prices of such Warrants to accurately reflect the exchange represented by the transaction.

          6.3  Registration  Rights.  The Company will enter into a registration
               --------------------
rights agreement covering the resale of the Common Shares and the Warrant Shares substantially in the form of the Registration Rights Agreement attached as Exhibit A.
     -----

          6.4 Asset Transfers.  The Company shall not (i) transfer, sell, convey
              ----------------
or otherwise dispose of any of its material assets to any subsidiary except for a cash or cash equivalent consideration and for a proper business purpose or
(ii) transfer, sell, convey or otherwise dispose of any of its material assets to any Affiliate, as defined below, during the Term of this Agreement. For purposes hereof, "Affiliate" shall mean any officer of the Company, director of the Company or owner of twenty percent (20%) or more of the Common Stock or other securities of the Company.

          6.5  Capital  Raising  Limitations  and  Rights  of  First  Refusal.
               ---------------------------------------------------------------

               6.5.1 Capital Raising Limitations. During the period from the date of this Agreement until the date that is sixty (60) days after the Termination Date, the Company shall not issue or sell, or agree to issue or sell Equity Securities (as defined below), for cash in private capital raising transactions without obtaining the prior written approval of the Investor of the Offering (the limitations referred to in this subsection 6.5.1 are collectively referred to as the "Capital Raising Limitations"). For purposes hereof, the following shall be collectively referred to herein as, the "Equity Securities": (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering. Notwithstanding the above, the Company may issue and sell up to $3 million worth of Equity Securities in any 12 month period following the date hereof, without the prior written approval of the Investor, so long as such Equity Securities are sold at no more than a 20% discount to the market price of the Company's Common Stock at the time of closing of such transaction, and so long as such Equity Securities are not Variable Equity Securities (as defined below). For purposes hereof, the following shall be collectively referred to herein as, the
"Variable  Equity  Securities":  any  debt  or   equity  securities  which  are
convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security or upon the occurrence of specified contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

               6.5.2 Investor's Right of First Refusal. For any private capital raising transactions of Equity Securities which close after the date hereof and on or prior to the date that is sixty (60) days after the Termination Date of this Agreement, not including any warrants issued in conjunction with this Investment Agreement, the Company agrees to deliver to Investor, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Investor and its affiliates an option (the "Right of First Refusal") during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction.

               6.5.3  Exceptions  to  Capital  Raising Limitations and Rights of
First Refusal. Notwithstanding the above, neither the Capital Raising Limitations nor the Rights of First Refusal shall apply to any transaction involving issuances of securities by the Company to a company being acquired by the Company, as payment to such company for such acquisition, in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, or directors, of the Company, or a primary underwritten offering of the Company's Common Stock, but each shall apply to the issuance of securities or options to consultants of the Company. The Capital Raising Limitations and Rights of First Refusal also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees or directors, or (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes.

          6.6  Financial  10-KSB  Statements,  Etc.  and Current Reports on Form
               -----------------------------------------------------------------
8-K. The Company shall deliver to the Investor copies of its annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB and shall deliver to the Investor current reports on Form 8-K within two (2) days of filing for the Term of this Agreement.

          6.7  Opinion  of  Counsel.  Investor  shall,  concurrent  with  the
               --------------------
Investment Commitment Closing, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit B, or in such form as agreed upon
                                       ---------
by the parties, and shall, concurrent with each Put Date, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit I or in
                                                                 ---------
such  form  as  agreed  upon  by  the  parties.

          6.8     Removal  of  Legend.  If  the  certificates  representing  any
                  -------------------
Securities are issued with a restrictive Legend in accordance with the terms of this Agreement, the Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if (a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to counsel for the Company (the reasonable cost of which shall be borne by the Investor), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (c) such holder provides the Company with reasonable assurances (which assurances shall be adequate to the Company or the Company's counsel) that such Security can be sold pursuant to Rule 144. Each Investor agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act.

          6.9  Listing.  Subject  to  the  remainder  of  this  Section 6.9, the
               -------
Company shall ensure that its shares of Common Stock (including all Warrant Shares and Put Shares) are listed and available for trading on the O.T.C.
Bulletin Board. Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the O.T.C. Bulletin Board or to become eligible for and listed and available for trading on the Nasdaq Small Cap Market, the NMS, or the New York Stock Exchange ("NYSE"); and
(ii) comply in all material respects with the Company's reporting, filing and other obligations under the By-Laws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

          6.10     The  Company's  Instructions  to Transfer Agent.  The Company
                   -----------------------------------------------
will instruct the Transfer Agent of the Common Stock (the "Transfer Agent"), by delivering instructions in the form of Exhibit T hereto, to issue certificates,
                                        ---------
registered in the name of each Investor or its nominee, for the Put Shares and Warrant Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put and/or exercise of the Warrants by the holder thereof. Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement and Legend removal is not permitted by Section 6.8 hereof and the Company shall cause the Transfer Agent to issue such certificates without a Legend. Nothing in this Section shall affect in any way Investor's obligations and agreement set forth in Sections
3.3.2 or 3.3.3 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) an Investor provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope reasonably acceptable to counsel for the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) an Investor transfers Securities, pursuant to Rule 144, to a transferee which is an accredited investor, the Company shall permit the transfer, and, in the case of Put Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.10, that an Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          6.11  Stockholder  20% Approval.  Prior to the closing of any Put that
                --------------------------
would cause the Aggregate Issued Shares to exceed the Cap Amount, if required by the rules of NASDAQ because the Company's Common Stock is listed on NASDAQ, the Company shall obtain approval of its stockholders to authorize (i) the issuance of the full number of shares of Common Stock which would be issuable pursuant to this Agreement but for the Cap Amount and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "Stockholder 20% Approval").

          6.12  Press  Release.  Any  public  announcement  relating  to  this
                ---------------
financing (a "Press Release") shall be submitted to the Investor for review at least two (2) business days prior to the planned release. The Company shall not disclose the Investor's name in any press release or other public announcement without the Investor's prior written approval. The Company shall obtain the Investor's written approval of the Press Release prior to issuance by the Company.

          6.13  Change  in  Law  or Policy.  In the event of a change in law, or
                --------------------------
policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or the NASD which causes the Investor or the Company to be unable to perform its obligations hereunder, this Agreement shall be automatically terminated and no Termination Fee shall be due, provided that notwithstanding any termination under this section 6.13, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment hereunder.

          6.14.  Notice of Certain Events Affecting Registration; Suspension  of
                 ---------------------------------------------------------------
Right to  Make  a  Put.  The  Company shall immediately notify the Investor, but
----------------------
in no event later than two (2) business days (or five (5) business days for information not affecting the currency or effectiveness of the Registration Statement) by facsimile and by overnight courier, upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the declaration by the SEC of the effectiveness of a Registration Statement; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

          6.15     Acknowledgment  Regarding  Investor's  Purchase  of  the
                   --------------------------------------------------------
Securities. The Company acknowledges and agrees that the Investor is acting ---------- solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

          6.16.  Liquidated  Damages.  The  parties hereto acknowledge and agree
                 -------------------
that, with respect to the sums payable as Non-Usage Fees, Termination Fees and Ineffective Registration Payments, (a) the amount of loss or damages likely to be incurred by the Investor is incapable or is difficult to precisely estimate,
(b) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor, and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

          6.17.  Copies  of  Financial Statements, Reports and Proxy Statements.
                 --------------------------------------------------------------
Promptly upon the mailing thereof to the shareholders of the Company generally, the Company shall deliver to the Investor copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders.

          6.18.  Notice  of  Certain  Litigation.     Promptly  following  the
                 -------------------------------
commencement thereof, the Company shall provide the Investor written notice and a description in reasonable detail of any litigation or proceeding to which the Company or any subsidiary of the Company is a party; in which the amount involved is $250,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought.

     7.   Miscellaneous.

          7.1  Representations and Warranties Survive the Closing; Severability.
               ----------------------------------------------------------------
Investor's and the Company's representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, this Agreement shall terminate.

          7.2  Successors  and  Assigns.  The  Transaction  Documents, including
               ------------------------
this Investment Agreement, shall not be assignable by the Investor. The Transaction Documents, including this Investment Agreement, shall not be assignable by the Company except in conjunction with a transaction permitted under the terms of Section 6.2 above.

          7.3  Execution  in  Counterparts  Permitted.  This  Agreement  may  be
               --------------------------------------
executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

          7.4  Titles  and  Subtitles; Gender.  The titles and subtitles used in
               ------------------------------
this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neuter pronoun shall be deemed to include a reference to the others.

          7.5  Written  Notices, Etc.  Any notice, demand or request required or
               ---------------------
permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

          7.6  Expenses.  Except  as  set  forth  in  the  Registration  Rights
               --------
Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

          7.7  Entire  Agreement;  Written Amendments Required.  This Agreement,
               -----------------------------------------------
including the Exhibits attached hereto, the Common Stock certificates, the Warrants, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, whether oral, written, or otherwise except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.8     Actions at Law or Equity; Jurisdiction and Venue.  The parties
                  ------------------------------------------------
acknowledge that any and all actions, whether at law or at equity, and whether or not said actions are based upon this Agreement between the parties hereto, shall be filed in any state or federal court sitting in Atlanta, Georgia. Georgia law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole. In any litigation between the parties hereto, the prevailing party, as found by the court, shall be entitled to an award of all attorney's fees and costs of court. Should the court refuse to find a prevailing party, each party shall bear its own legal fees and costs.

          7.9     Reporting Entity for the Common Stock.  The  reporting  entity
                  -------------------------------------
relied upon for the determination of the trading price or trading volume of the Common Stock on the Principal Market on any given Trading Day for the purposes of this Agreement shall be the Bloomberg L.P. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     8.   Subscription  and  Wiring  Instructions;  Irrevocability.

          (a)  Wire  transfer of Subscription Funds. Investor shall deliver
               Put  Dollar  ------------------------------------  Amounts  (as
               payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

          (b) Irrevocable Subscription. Investor hereby acknowledges and ------------------------- agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.


     9.   Indemnification

          In consideration of the Investor's execution and delivery of the Investment Agreement, the Registration Rights Agreement and the Warrants (the "Transaction Documents") and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company.

     To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 9, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 9, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 9 to the extent it is prejudicial.

     10.     Accredited Investor.   Investor is an "accredited investor" because
             (check  all  applicable  boxes):

     (a)     [  ]   it  is an organization described in Section 501(c)(3) of the
                    Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (b)     [  ]   any  trust,  with  total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

     (c)     [  ]   a  natural  person,  who

             [  ]   is  a  director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

             [  ]   has  an  individual  net worth, or joint net worth with that person's  spouse,  at  the  time  of  his purchase exceeding
                    $1,000,000.

             [  ]   had  an  individual  income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (d)     [  ]   an  entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.


     (e)     [  ]   other  [specify] __________________________________________.



     The undersigned hereby subscribes the Maximum Offering Amount and acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

     IN WITNESS WHEREOF, the undersigned Investor does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Investor by the following signature(s) executed this Agreement.

Dated  this  27th  day  of  September,  2001.
                            ---------


SWARTZ  PRIVATE  EQUITY,  LLC

     /s/ Eric S. Swartz
By:  ____________________________________
     Eric  S.  Swartz,  Manager


SECURITY  DELIVERY  INSTRUCTIONS:
---------------------------------
Swartz  Private  Equity,  LLC
c/o  Eric  S.  Swartz
300  Colonial  Center  Parkway,  Suite  300
Roswell,  GA  30076
Telephone:  (770)  640-8130


THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF THE MAXIMUM OFFERING AMOUNT ON THE 27TH DAY OF SEPTEMBER, 2001.
                                ---------


                              E-REX,  INC.

                                   /s/ Carl E. Dilley
                              By:  ____________________________________
                                   Carl  E.  Dilley,  President  &  CEO

                         Address:
                                   Attn:  Carl  E.  Dilley,  President  &  CEO
                                   11645  Biscayne  Boulevard,  Suite  210
                                   Miami,  FL  33160
                                   Telephone  (305)  895-3350
                                   Facsimile  (305)  895-1400

                                    EXHIBIT E
                               ADVANCE PUT NOTICE



E-REX, INC. (the "Company") hereby intends, subject to the Individual Put Limit (as defined in the Investment Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below, to Swartz Private Equity, LLC, as of the Intended Put Date written below, all pursuant to that certain Second Amended and Restated Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC originally dated on or about December 22, 2000, amended on or about March 8, 2001 and further amended on or about September 27, 2001.


                    Date  of  Advance  Put  Notice:  ___________________


                    Intended  Put  Date:  ___________________________


                    Intended  Put  Share  Amount:  __________________

                    Company  Designation  Maximum  Put Dollar Amount (Optional):
                    ________________________________________.

                    Company  Designation  Minimum  Put Share  Price  (Optional):
                    ________________________________________.



                              E-REX,  INC.


                                   /s/ Carl E. Dilley
                              By:  ____________________________________
                                   Carl  E.  Dilley,  President  &  CEO

                         Address:
                              Attn:  Carl  E.  Dilley,  President  &  CEO
                              11645  Biscayne  Boulevard,  Suite  210
                              Miami,  FL  33160
                              Telephone  (305)  895-3350
                              Facsimile  (305)  895-1400

                                    EXHIBIT G
                                   PUT NOTICE

E-REX, INC., (the "Company") hereby elects to exercise a Put to sell shares of common stock ("Common Stock") of the Company to Swartz Private Equity, LLC (the "Investor"), as of the Put Date, at the Put Share Price and for the number of Put Shares written below, all pursuant to that certain Second Amended and Restated Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC originally dated on or about December 22, 2000, amended on or about March 8, 2001 and further amended on or about September 27, 2001.

                    Put  Date:  _________________

                    Intended  Put  Share  Amount (from Advance Put Notice):
                    _________________ Common Shares


                    Company  Designation  Maximum  Put Dollar Amount (Optional):
                    ________________________________________.

                    Company  Designation  Minimum  Put Share  Price  (Optional):
                    ________________________________________.



Note: Capitalized terms shall have the meanings ascribed to them in this Investment Agreement.




                              E-REX,  INC.

                                   /s/ Carl E. Dilley
                              By:  ____________________________________
                                   Carl  E.  Dilley,  President  &  CEO

                         Address:
                              Attn:  Carl  E.  Dilley,  President  &  CEO
                              11645  Biscayne  Boulevard,  Suite  210
                              Miami,  FL  33160
                              Telephone  (305)  895-3350
                              Facsimile  (305)  895-1400

                                   E-Rex, Inc.
                             EXHIBIT J: RISK FACTORS

                                  RISK FACTORS

     The Shares offered hereby are speculative and involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each investor should carefully consider the following risk factors inherent in, and affective, the business of the Company and this offering before making an investment decision. The following risk and speculative factors, and others could cause actual results to differ materially from those anticipated in any forward-looking statements contained in this Prospectus.

     Return  on  Investment.  THERE  IS  NO  ASSURANCE  THAT  A SHAREHOLDER WILL
     ----------------------
REALIZE  A  RETURN  ON  HIS  INVESTMENT  OR  THAT  HE  WILL  NOT LOSE HIS ENTIRE
     -
INVESTMENT  IN THE COMPANY.  The Company is in the development stage and has not
     -
achieved profitable operations to date. There can be no assurance that the Company will ever achieve profitable operations. PROSPECTIVE INVESTORS SHOULD READ THIS MEMORANDUM AND ALL EXHIBITS CAREFULLY AND SHOULD CONSULT WITH THEIR OWN ATTORNEY OR BUSINESS ADVISOR PRIOR TO MAKING ANY INVESTMENT DECISION CONCERNING THE NOTES.

     Development  Stage  Company.  The  Company  is subject to all of the risks,
     ---------------------------
expenses, delays, problems, and difficulties typically encountered in the establishment of a new business as well as those encountered in the shift from development to commercialization of new software systems based on innovative concepts. During the period from inception in 1986 to the present, the Company has operated in a development stage while developing and evaluating the market for its sole product. Throughout this development stage, the Company has generated no revenues from operations and has incurred substantial losses. As a result, the Company has a limited relevant operating history on which an evaluation of the Company's prospects and performance can be made. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company will operate. It is likely that the Company will continue to incur additional losses in the future. Accordingly, there can be no assurance that the Company will be able to achieve increased levels of revenue in the future or that the Company's future operations will be profitable.








     Rapid  Technological  Change.   Ever  since  the debut of the original Palm
     ----------------------------
Pilot, PDAs (personal digital assistants) have taken the world by storm, spawning an industry with gargantuan potential. According to International Data Corp., there were 2.3 million handheld devices sold in the U.S. in 1999. That number is expected to grow to 3.6 million in 2000 and soar to 9.7 million by 2004. Meanwhile, global sales are projected to rise from $2.3 billion in 2000 to $5.5 billion in 2004.

The market for computer peripheral and related products in general is characterized by ongoing and rapid technological development, frequent new product announcements and introductions, and substantial competition from existing systems and manufacturers. Although the Company believes that its proposed initial product, the Dragonfly offers a greater scope of functions and applications than currently competing products, the introduction of other products or improvements to existing competitive products can render existing products, including those of the Company, obsolete and unmarketable. At present there are no known competitors producing a product with the same document handling and Internet connectivity features in a portable device. There are a number of competing devices that provide a limited number of the same functions of the Dragonfly as listed in the attached schedule ( ).

The Company's future success depends in large part on its ability to continue enhancing its product design and capabilities, to address the growing requirements of its customers, and to anticipate or respond to technological advances and competitive products in a timely, cost-effective manner. There can be no assurance that the Company will be successful in introducing, marketing, and supporting its products or its enhancements to its products or that it will not experience difficulties that could delay or prevent the successful introduction, marketing, enhancement, and support of its products in the future. See "The Company."

     Competition.  The  markets  for  the  Company's  initial  product  are
     -----------
characterized  by  strong  competition.  The  Company's  Dragonfly  will compete
     ------
directly with those of other well-established companies such as Hewlett Packard, Cannon, Brother, Docuport, Palm Computing and Xerox. Although none of the products produced by these competitors currently offers the full scope of functions and ease of use offered by the Dragonfly, some of these companies, as well as some other current or potential competitors, have substantially greater financial, technical, personnel, and other resources than the Company and have established reputations for success in the development, licensing, sale, and servicing of their copiers, scanners, facsimile and computer related equipment.




     Dependence  on  Limited  Number  of  Key  Personnel.  The  Company's future
     ---------------------------------------------------
success  substantially  depends  upon the efforts of certain of its officers and
     -
key technical and other employees, many of who have only recently joined the Company. In particular, the Company depends upon the personal knowledge of Valcom, Ltd engineering personnel. The loss of Valcom's services would have a material adverse effect on the Company's ability to maximize the sales of its products, as well as its ability to develop enhancements to such products. The success of the Company is also dependent on its ability to hire and retain additional qualified executive, technical, and marketing personnel. When needed, there can be no assurance that the Company will be able to hire or retain such people. See "Management."

     Risks  Associated with Managing Growth.  The Company's anticipated level of
     --------------------------------------
growth, should it occur, will challenge the Company's management and its sales, marketing, customer support, product development, finance, and administrative operations. The Company's future performance will depend in part on its ability to manage any such growth, should it occur, and to adopt its operational and financial control systems, if necessary, to respond to changes resulting from any such growth. The failure of the Company's management to respond to and manage growth effectively would have a material adverse effect on the Company's business, financial condition, and results of operations.

     Risks  Associated  with Growth Through Acquisitions.  A significant element
     ---------------------------------------------------
of the Company's growth strategy involves the expansion of its product line and markets through the acquisition of other companies, which offer certain specialized product functions. The company intends to pursue acquisitions of Internet Service Providers and Website design companies that have a profitable commercial client base, existing expertise in personnel and or proprietary software that may enhance the companies' offerings that can be added to the E-techdesign division of the company. The first of these acquisitions was accomplished in acquiring the assets of Denver based ISP, Webulate, LLC. These assets included a fully functional ISP, a small commercial web hosting customer base, a suite of proprietary e-commerce software and an in developmental stage computer peripheral device. Although the Company is currently exploring other possible acquisitions, there can be no assurance that any of these opportunities or any other proposed acquisition will prove feasible. In addition, there can be no assurance that the Company will be successful in identifying other appropriate acquisition candidates, can acquire such firms at reasonable prices, can finance such acquisitions, or will be successful in integrating such acquired firms, if any, or their products, into its existing operations on a profitable basis. Acquisitions involve a number of risks, which could adversely affect the Company's operating results including, among others, diverting management attention, payments for goodwill, and the potential loss of key employees of the acquired companies.


     Limited Intellectual Property Protection.  The Company's ability to compete
     ----------------------------------------
effectively depends in part on its ability to maintain the proprietary aspects of its products, chiefly the Dragonfly. In this regard, the Company relies on a combination of copyright, trade secret, and trademark law, together with non-disclosure agreements with its employees and confidentiality agreements with third parties, to protect its proprietary rights. Existing copyright laws, however, afford only limited protection for the Company's systems, the functionality of which cannot be copyrighted. Despite precautions taken by the Company, it may be possible for its existing or new competitors to copy aspects of its product design and future enhancements and to obtain and use information that the Company regards as proprietary. In addition, some aspects of the Company's initial product are not subject to any intellectual property protection. Moreover, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States.

     The Company cannot be certain that others will not independently develop and/or market substantially equivalent or superseding products in competition with the Company's thereby substantially reducing the value of the Company's proprietary rights. See "The Company'' - Intellectual Property."

     No  Dividends.  To date, the Company has paid no cash dividends or made any
     -------------
stockholder distributions. The payment of dividends on the Company's Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements, financial condition, and other relevant factors. For the foreseeable future, however, it is not anticipated that the Company will pay any dividends. Currently, the Company plans to retain any earnings it receives for the continued development of its business operations.

     Control  by Present Shareholders. Donald Mitchell, Chairman and Director of
     --------------------------------
the corporation, beneficially owns in excess of approximately 5% of the outstanding capital stock of the Company As a result, he may be in a position to control the Company, elect all of the Company's directors, appoint officers, control the policies and operations of the Company, and generally direct the affairs of the Company. See "Management," "Principal Shareholders," "Description of the Securities."

     Limitation  on  Liability  of  Directors  and  Officers.  The Bylaws of the
     -------------------------------------------------------
Company  provides  that  the  Company  may  indemnify  its  directors, officers,
     -
employees,  and  agents  with  respect to actions, suits, or proceedings brought
     -
against  them  in their capacity as such to the fullest extent permitted by law.



     Liability  and  Insurance.  The  Company  intends  to  procure  corporate
     -------------------------
liability  insurance,  including  products  liability,  auto, fire, and extended
     ---
coverage, with limits it considers reasonable and prudent, as well as worker's compensation insurance with limits prescribed by law or state regulation. There can be no assurance however, that the Company will not be subject to a claim that would exceed its insurance coverage or to a loss that is not covered. In addition, there can be no assurance that adequate liability insurance will be available in the future or available at premiums, which are economically feasible. See "The Company - Insurance."

     Products  Liability.   The  sale  and  support  of  future  products by the
     -------------------
Company  may  entail  the risk of products liability claims, and there can be no
     -
assurance that the Company will not be subject to such claims in the future or that any such claim would be covered under the Company's product liability insurance. A product liability claim brought against the Company, regardless of its merit, could have a material adverse effect on the Company's business, financial condition, and results of operations. See "The Company - Insurance."

     Need  for  Additional  Capital.  The  Company  believes, based on currently
     ------------------------------
proposed plans and assumptions relating to its operations, that existing capital and anticipated funds from operations, should be sufficient to fund its current operations and other capital needs for the next 18 months. However, in the event that the Company's plans change or its assumptions and estimates change or prove to be inaccurate, the Company could be required to seek additional financing in order to sustain operations or achieve future expansion. The Company has made no arrangements to obtain future additional financing, and there can be no assurance that such additional funds will be available or that if available, such additional funds will be on terms acceptable to the Company. The Company will receive no revenues from the sale of the securities offered in this offering.

     Forward-looking  Statements.  The  discussion  in this Memorandum regarding
     ---------------------------
the Company and its business and operations includes "forward-looking statements." Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Prospective investors are cautioned that all forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The Company does not have a policy of updating or revising forward-looking statements; thus, it should not be assumed that silence by management of the Company over time means that actual events are bearing out as estimated in such forward-looking statements.


     "Penny" Stock Regulation of Broker-Dealer Sales of Company Securities.  The
     ---------------------------------------------------------------------
Company's Common Stock is listed on the Over-The-Counter ("OTC") Bulletin Board maintained by the NASDAQ. The Company's securities currently are covered by Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement. A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market. See "Market for Registrant's Common Equity and Related Stockholder Matters - Broker-Dealer Sales of Company's Securities."

                                   E-REX, INC.

                       EXHIBIT K: CAPITALIZATION SCHEDULE

                             CAPITALIZATION SCHEDULE
                             AS OF OCTOBER 19, 2001

Common  Stock  issued and outstanding as of October 19, 2001         32,296,890

Warrants and Options outstanding as of October 19, 2001              11,838,000

Warrants  to  be  issued  to Swartz Private Equity, LLC.             2,700,000

Reserved  for  issuance  as  a  result  of  this  Agreement          30,000,000

Convertible  Debentures  Outstanding                                 $100,000

Shares  reserved  for issuance pursuant to Debenture conversion      200,000

Total  Shares  Outstanding  and  Reserved                            74,334,890

Shares  of  Common  Stock  Authorized:                               100,000,000

                                   E-REX, INC.
                           EXHIBIT L: USE OF PROCEEDS



Expenses  of  Financing
     Expenses  of  Registration,  Issuance  and  Distribution        $   250,000

     Completion  of  Dragonfly  Prototype                            $   300,000
     Payment  of  Short  term  debt                                  $   800,000
     Marketing  collateral,  and  advertisement                      $ 6,578,800
     Research  and  Development                                      $ 2,775,000
     Other  working  capital  needs                                  $ 4,296,200


TOTAL  PROCEEDS                                                      $15,000,000
---------------                                                      -----------

                                   E-REX, INC.
                    EXHIBIT M: INTELLECTUAL PROPERTY SCHEDULE

PATENTS

At  present  the  company  has  filed  no  Patent  applications.

The  company  holds  intellectual  property  rights to the following inventions:

1.     The  "Dragonfly"  6  in  1  portable  device.
          a. Document registration has been filed with the patent office on October 10, 2000
          b. A Patent search has been conducted that does not reveal directly conflicting patents in existence.
2.     The  "DataMouse"  desktop  calculator/mouse.
          a. Document registration has been filed with the patent office on October 10, 2000
          b. A Patent search has been conducted that does not reveal directly conflicting patents in existence.
3.     Catalog  Constructor  software
          a.  Copyrights  may  be  filed  at  some  time  in  the  future.
4.     Media  Maestro  software
          a.  Copyrights  may  be  filed  at  some  time  in  the  future.
5.     Date  Director  software
          a.  Copyrights  may  be  filed  at  some  time  in  the  future.
6.     Voice  mailer  Internet  service  invention
          a. Code has not been completed for this application. Following completion Copyrights may be filed.

TRADEMARKS

A new logo and design for the Dragonfly are underway. When completed this work is complete Trademark applications will be filed.

                                   E-REX, INC.
                            EXHIBIT N: KEY EMPLOYEES

Carl E. Dilley has been the President and Chief Executive Officer since April 1, 2000 Mr. Dilley served as President and CEO of DiveDepot.com, Inc. from 1997-1999. Prior to that Mr. Dilley served in management positions with Canadian Investment Firm RBC Dominion Securities, and a variety of other executive and consulting positions in several industries including Chemical, Timber, Transportation, Trust Co. and Dot.Com enterprises. Mr. Dilley attended college in Canada at Fraser Valley College and College of New Caledonia specializing in finance and business management. He is a fellow of the Canadian Securities Institute and has completed the 1st year CFA program. Mr. Dilley brings more than twenty successful years of business and financial experience to the Company.

                                   E-REX, INC.

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

The schedule of exceptions is issued pursuant to section 5. Representations and warranties of the company of that certain AMENDED INVESTMENT AGREEMENT ("the agreement") entered into as of Sept 27, 2000 by and between E-Rex, Inc. (the company) with headquarters located at 11645 Biscayne Boulevard, # 210, Miami, Fl 33181 and (the "investor") set forth on the execution of this agreement.

Section  5.2     Corporate  Condition
                 --------------------

     On August 4th, 2000 a lawsuit was filed against the company in the United States District Court of Nevada by Crusader Capital Group, Inc. The suit was settled July 2001.

Section  5.2.1   Transaction  with  Affiliate
                 ----------------------------

     The company has received loans totaling $380,439 from International Investment Banking Inc., which is to be repaid from the proceeds of underwriting activities or within 180 days with interest, calculated at prime plus 4%.

Section  5.7     Capitalization
                 --------------

     The company is obliged to register, along with the registration of the shares contemplated by the agreement, the following shares:
XXXX

And  the  following  shares  issuable  upon  the  conversion  of  a  convertible
debenture:             200,000

And  the  following shares issuable upon the exercise of a common stock warrant:
XXXXX

Section  5.8     Intellectual  property
                 ----------------------

     See  the  disclosure  documents.